EXHIBIT 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Energy Elects G. Andrea Botta to Board of Directors

Houston, Texas – August 3, 2010 – Cheniere Energy, Inc. (NYSE Amex: LNG) announced today that G. Andrea Botta has been elected to its Board of Directors.

Mr. Botta has served as President of Glenco LLC (“Glenco”), a private investment company since February 2006.  Prior to joining Glenco, Mr. Botta served as managing director of Morgan Stanley from 1999 to February 2006. Before joining Morgan Stanley, he was President of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc. Mr. Botta earned a degree in economics and business administration from the University of Torino in 1976.  He currently serves on the board of directors of Graphic Packaging Holding Company.

Cheniere Energy, Inc. is a Houston-based energy company primarily engaged in LNG related businesses, and owns and operates the Sabine Pass LNG receiving terminal and Creole Trail pipeline in Louisiana.  Cheniere is pursuing related business opportunities both upstream and downstream of the Sabine Pass LNG receiving terminal.  Additional information about Cheniere Energy, Inc. may be found on its web site at www.cheniere.com.

CONTACTS:
Investors: Christina Cavarretta, 713-375-5100
Media: Diane Haggard, 713-375-5259